EXHIBIT 23(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of United Dominion Realty Trust, Inc. for the registration of 1,679,840 shares of common stock and to the incorporation by reference of our report dated January 25, 1996, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in its annual report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP


Richmond, Virginia
August 28, 1996